EXHIBIT 21.1

                CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

  Name of Subsidiary                          Jurisdiction of Incorporation

CMH Acquisition Corporation                            Delaware

  Clark Material Handling                              Michigan

     Clark Forklift Korea                              Korea

  Clarklift of Western Michigan, Inc.                  Michigan

  Clark Material Handling Company                      Kentucky

  Clark Material Handling GmbH                         Germany

     Clark France Manutention S.A.                     France

     Clark Maquinaria S.A.                             Spain

CMH Acquisition International Corporation              Delaware

New Terex Holdings Corporation                         Delaware

Terex Equipment Limited                                Scotland

  Imaco                                                England

Bucyrus Construction Products                          Delaware

Unit Rig Australia (Pty) Limited                       New South Wales,
                                                       Australia

Terex International Exports, Inc.                      Delaware

Unit Rig South Africa (Pty) Limited                    South Africa

Unit Rig (Canada) Limited                              Delaware

Terex Cranes, Inc.                                     Delaware

  PPM S.A. (France)                                    France

     Bendini SPA (Italy)                               Italy

     Brimont Engine (France)                           France

     Brimont Agaire (France)                           France

     PPM Krane (Germany)                               Germany

       Baulift (Germany)                               Germany

  Koehring Cranes Inc.                                 Delaware

  Legris Industries Inc.                               Delaware (Liquidated)

     PPM Cranes, Inc.                                  Delaware

       PPM PTY Ltd. (Australia)                        Australia

       PPM Far East Ltd. (Singapore)                   Singapore

       Century II Foreign Sales Corp.                  Virgin Islands

     Potain Tower Cranes, Inc.                         New York

North West International, Ltd.                         Virgin Islands